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Exhibit 13.1

Certification of Chief Executive Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Allied Domecq PLC (the "Group") hereby certifies, to such officer's knowledge, that:

            (i)  the Annual Report on Form 20-F of the Group for the period ended 31 August 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Group.

Dated: 27 February 2004	/s/ PHILIP BOWMAN Philip Bowman Chief Executive

        The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Group, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Certification of Chief Executive Officer